                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Infotopia, Inc. on Form S-8 of our report, dated February 20, 2001 appearing in the Annual Report on Form 10-KSB of Infotopia, Inc. for the fiscal year ended December 31, 2000, on the Consolidated Balance Sheet of such company as of December 31, 2000, and the Consolidated Statements of Operations and Cash Flow for the 10 months ended December 31, 2000.

                                             /s/ MERDINGER, FRUCHTER, ROSEN &
                                                         CORSO
                                          --------------------------------------
                                          MERDINGER, FRUCHTER, ROSEN & CORSO,
                                          P.C.
                                          Certified Public Accountants

New York, New York
June 6, 2001